EXHIBIT 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT between RELIANCE BANK (herein the “Employer”) and JERRY S. VON ROHR (herein the “Executive”) is made and entered into as of this 1st day of September, 2001.
     WHEREAS, Reliance Bancshares Inc. has heretofore assigned the Employment Agreement of Executive to Reliance Bank which is now the Employer under said Agreement; and
     WHEREAS, the parties wish to extend said Agreement on the terms and conditions described herein.
     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend said Agreement as follows:
     1.  Paragraph 3 (a) of the Employment Agreement is amended in its entirety to read as follows:
     (a) Term of Employment. Effective September 1, 2001 the period of Executive’s employment under this Agreement shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing September 1, 2002, this Agreement shall continue for consecutive three (3) year periods unless either party terminates the same by giving written notice to the other not less than sixty (60) days before September 1, each year. If notice of termination is given as aforesaid, this Agreement shall continue for the balance of the term herein provided and then will terminate at the end thereof. In the event that a change in control occurs with respect to either Reliance Bancshares, Inc. or Reliance Bank, this Agreement may be terminated by either party giving six (6) months written notice to the other and all rights and duties hereunder shall terminate at the end of said notice period. The term “change in control” shall mean any merger, consolidation, plan of reorganization or liquidation or the sale or transfer of substantially all of the assets of Reliance Bank or Reliance Bancshares, Inc. or the sale, transfer or other disposition of a majority of the voting shares of either of said corporations.
     2. All other terms and provisions of said Employment Agreement as amended hereby are ratified and affirmed and remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement, as of the day and year first above written.

Executive:		Employer: RELIANCE BANK

By:	/s/ Jerry S. Von Rohr	By:	/s/ Fortis M. Lawder

	Jerry S. Von Rohr		Secretary